                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in this Registration Statement of Golf Trust of America, Inc. on Form S-11, of our reports dated September 4, 1997 on the December 31, 1996 financial statements of Olde Atlanta Golf Club Limited Partnership and Eagle Watch Golf Club Limited Partnership. We also consent to the reference of our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                                          CROWE, CHIZEK AND COMPANY LLP


Oak Brook, Illinois
October 31, 1997